Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 16, 2019, relating to the financial statements of ATC Group Partners LLC and its subsidiaries, appearing in the Boxwood Merger Corp. Definitive Proxy Statement filed November 12, 2019.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
February 14, 2020